UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 12, 2012

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A.	On September 12, 2012, the Board of Directors of American Vanguard Corporation (the “Board”) appointed Jerome L. Coben to serve as a member of the Board, thereby filling the vacancy that had been created by the passing of the late John B. Miles in February 2012. Like the other directors on the Board, Mr. Coben will serve until the 2013 annual stockholders’ meeting. The Board also appointed Mr. Coben to serve on both the Audit Committee and the Nominating & Corporate Governance Committee.

There have been no transactions since the beginning of registrant’s last fiscal year, nor are there any proposed transactions, in which registrant was or is to be a participant (and the amount involved exceeds $120,000) and in which Mr. Coben had or will have a direct or indirect material interest.

On September 17, 2012, the Company issued a press release announcing the appointment of Mr. Coben. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

B.	In addition, on September 13, 2012, the Board designated Cindy Baker Smith (Amvac’s Senior Vice President & Director of Global Regulatory Affairs) an executive officer. Ms. Baker Smith is 49 years of age and has no family relationship with any person at the Company. Further, since registrant’s last fiscal year, Ms. Baker Smith has had no transaction with any person related to the registrant. Over the past 17 years, Ms. Baker Smith has held positions of increasing responsibility at the Gowan Group of Companies (a privately held manufacturer of agricultural chemicals), culminating with the position of Chief Operating Officer, in which capacity she was responsible for several marketing companies and the global functions of regulatory, supply chain, marketing and HR/administration.

In conjunction with her appointment to the position of Senior Vice President & Director of Global Regulatory Affairs at Amvac, Ms. Baker Smith receives, among other things, a base annual salary of $290,000, a signing bonus of $45,000 and awards of restricted stock (specifically, 3,000 shares that vest ninety (90) days after commencement of employment and 9,000 shares that vest in their entirety three (3) years after commencement of employment) which are subject to forfeiture in the event that she is not continuously employed through the vesting date. Ms. Baker Smith commenced employment with registrant on September 1, 2012.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, is being furnished under Items 5.02, 8.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On September 17, 2012, the Company issued a press release announcing the appointment of Jerome L. Coben to its board of directors. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On September 17, 2012, the Company issued a separate press release announcing that, during its regular meeting of September 13, 2012, the Board of Directors declared a cash dividend of seven cents ($0.07) per share to holders of record of common stock as of September 28, 2012 for distribution to such holders on October 12, 2012. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated September 17, 2012 of American Vanguard Corporation regarding the appointment of Jerome L. Coben to its board of directors.

Exhibit 99.2	Press release dated September 17, 2012 of American Vanguard Corporation announcing the declaration of a cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: September 17, 2012	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press release of American Vanguard Corporation dated September 17, 2012 regarding the appointment of Jerome L. Coben to its board of directors.

Exhibit 99.2	Press release of American Vanguard Corporation dated September 17, 2012 regarding the declaration of a cash dividend.